___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

POST-EFFECTIVE AMENDMENT TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0542208
(State or other jurisdiction	(I.R.S. Employer
of incorporation or	Identification No.)
organization)

1800 West Loop South, Suite 500

Houston, Texas 77027

(713) 860-1500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Integrated Electrical Services, Inc. 1997 Stock Plan

Integrated Electrical Services, Inc. 1997 Director’s Stock Plan

Integrated Electrical Services, Inc. 1999 Incentive Compensation Plan (formerly known as Nonexecutive Incentive Compensation Plan)

Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan

(Full title of the plan)

Curt L. Warnock

Senior Vice President, General Counsel and Corporate Secretary

1800 West Loop South, Suite 500

Houston, Texas 77027

(713) 860-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

THIS POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENTS IS BEING FILED SOLELY TO DEREGISTER ALL SHARES OF COMMON STOCK (AND RELATED PLAN INTERESTS) WHICH WERE REGISTERED UNDER THESE REGISTRATION STATEMENTS AND WHICH HAVE NOT BEEN ISSUED OR SOLD PRIOR TO THE DATE OF FILING HEREOF

Deregistration of Securities

This Post-Effective Amendment relates to the following Registration Statements filed on Form S-8:

1.	Registration Statement No. 333-45449 registering 3,500,000 shares of common stock for the Integrated Electrical Services, Inc. 1997 Stock Plan;
2.	Registration Statement No. 333-32624 registering 2,400,000 shares of common stock for the Integrated Electrical Services, Inc. 1997 Stock Plan;
3.	Registration Statement No. 333-45447 registering 250,000 shares of common stock for the Integrated Electrical Services, Inc. 1997 Director’s Stock Plan;
4.

Registration Statement No. 333-91041 registering 2,000,000 shares of common stock for the Integrated Electrical Services, Inc. Nonexecutive Incentive Compensation Plan (now known as the 1999 Incentive Compensation Plan);

5.

Registration Statement No. 333-62636 registering 3,500,000 shares of common stock for the Integrated Electrical Services, Inc. 1999 Incentive Compensation Plan (formerly known as the Nonexecutive Incentive Compensation Plan);

6.	Registration Statement No. 333-67113 registering 1,000,000 shares of common stock for the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan; and
7.	Registration Statement No. 333-68274 registering 1,000,000 shares of common stock for the Integrated Electrical Services, Inc. 401(k) Retirement Savings Plan.

On May 12, 2006 (the “Effective Date”), Integrated Electrical Services, Inc. (the “Company”) and all of its domestic subsidiaries consummated the transactions contemplated by the Second Amended Joint Plan of Reorganization (the “Plan of Reorganization”), as confirmed on April 26, 2006 by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, pursuant to Chapter 11 of Title 11 of the United States Code. Pursuant to the Plan of Reorganization, on the Effective Date, each of the plans set forth above had been terminated. This Post-Effective Amendment to Form S-8 Registration Statements is being filed solely to deregister any and all remaining unissued shares of common stock and plan interests covered by such registration statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on December __, 2006.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/

Name: Curt L. Warnock

Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

24.1	Powers of Attorney (included in the signature pages hereto)